For Additional Information:
Haug Scharnowski, VP Corporate Relations
763-535-8333
hscharnowski@navarre.com
NAVARRE CORPORATION ASSESSES THE EFFECT OF MUSICLAND
HOLDING CORP. BANKRUPTCY FILING
MINNEAPOLIS, MN — January 13, 2006 — Navarre Corporation (Nasdaq: NAVR) a publisher and distributor of a broad range of home entertainment and multimedia software products announced today that it was in the process of determining the financial effect upon the Company’s fiscal year 2006 third quarter financial results as a result of the recently announced Musicland Holding Corp. Chapter 11 bankruptcy petition. The Company’s total exposure with Musicland was $12.8 million as of December 31, 2005.
The Company noted that, despite Musicland’s failure to pay November and December balances due, the Company ended the fiscal year 2006 third quarter with over $10.0 million in cash and an undrawn revolving credit facility of $25 million. Sales to Musicland have accounted for less than 4% of net sales during the Company’s 2006 fiscal year.
Eric Paulson, Chairman and Chief Executive Officer of Navarre commented, “We believe that any market share lost by Musicland through this reorganization will be absorbed by other customers and that the net effect on our going-forward business should not be significant.”
About Navarre Corporation
Navarre Corporation (Nasdaq: NAVR) is a publisher and distributor of a broad range of home entertainment and multimedia products, including PC software, CD audio, DVD and VHS video, video games and accessories. Since its founding in 1983, the company has established distribution relationships with customers across a wide spectrum of retail channels which includes mass merchants, discount, wholesale club, office and music superstores, military and e-tailers nationwide. The company currently provides its products to over 18,000 retail and distribution center locations throughout the United States and Canada. Navarre has recently expanded its business to include the licensing and publishing of home entertainment and multimedia content, primarily through the acquisitions of Encore Software, Inc., BCI Eclipse Company, LLC, FUNimation Productions, Ltd. and The FUNimation Store, Ltd. For more information, please visit the company’s web site at http://www.navarre.com .
Safe Harbor
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: potential restatements related to the Company’s review of application of FIN 46(R) to third party entities or relationships; the Company’s revenues being derived from a small group of customers; the Company’s dependence on significant vendors; the Company’s dependence upon software developers and manufacturers and popularity of their products; the Company’s ability to maintain and grow its exclusive distribution business through agreements with music labels; the Company’s dependence upon a key employee and its Founder, namely, Eric H. Paulson, Chairman of the Board, President and Chief Executive Officer; the Company’s ability to attract and retain qualified management personnel; uncertain growth in the publishing segment; the acquisition strategy of the Company, including the successful integration of FUNimation, could disrupt other business segments and/or management; the seasonality and variability in the Company’s business and that decreased sales during peak season could adversely affect its results of operations; the Company’s ability to meet its significant working capital requirements related to distributing products; the Company’s ability to avoid excessive inventory return and obsolescence losses; the potential for inventory values to decline; the Company’s credit exposure due to reseller arrangements or negative trends which could cause credit loss; the Company’s ability to adequately and timely adjust cost structure for decreased demand; the Company’s ability to compete effectively in distribution and publishing, which are highly competitive industries; the Company’s dependence on third- party shipping of its product; the Company’s dependence on information systems; technological developments, particularly in the electronic downloading arena which could adversely impact sales, margins and results of operations; increased counterfeiting or piracy which could negatively affect demand for the Company’s products; the Company may not be able to protect its intellectual property; interruption of the Company’s business or catastrophic loss at a facility which could curtail or shutdown its business; the potential for future terrorist activities to disrupt operations or harm assets; significant Company stock volatility; the exercise of outstanding warrants and options adversely affecting stock price; the Company’s anti-takeover provisions, its ability to issue preferred stock and its staggered board may discourage takeover attempts beneficial to shareholders; because the Company does not intend to pay dividends, stock appreciation may yield the only return on an investment in Company stock; and the Company’s directors may not be personally liable for certain actions which may discourage shareholder suits against them. Other than the initial risk stated above, a detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K and Form 10-K/A for the year ended March 31, 2005. Investors and shareholders are urged to read this document carefully.
The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release, NAVARRE CORPORATION ACCESSES THE EFFECT OF MUSICLAND HOLDING CORP BANKRUPTCY FILING, dated January 13, 2006, will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward- looking statements in order to reflect events or circumstances that may arise after the date of this press release.
Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.